As filed with the Securities and Exchange Commission on July 6, 2017

Registration No. 333 -

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

MAGNEGAS CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	26-0250418
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

11885 44th Street North

Clearwater, Florida 33762

(727) 934-3448

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Tyler B. Wilson, Esq.

General Counsel

11885 44th Street North

Clearwater, Florida 33762

(727) 934-3448

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

Copy to:

Thomas Levato, Esq.

Goodwin Procter LLP

The New York Times Building
620 Eighth Avenue
New York, NY 10018

(212) 459-7256

Approximate date of commencement of proposed sale to the public: From time to time after this registration statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☒

		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share(2)	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee
Common Stock, par value $0.001 per share, issuable upon conversion of Series C Convertible Preferred Stock (3)	25,000	$1.26	$31,500	$3.65
Common Stock, par value $0.001 per share, issuable upon exercise of Common Stock Warrants (4)	2,916,667	$1.26	$3,675,000.42	$425.93
Common Stock, par value $0.001 per share, issuable upon exercise of Placement Agent Warrants (5)	416,667	$1.26	$525,000.42	$60.84
Total	3,358,334		$4,231,500.84	$490.43

(1)	Represents shares offered by the selling stockholders. Includes an indeterminable number of additional shares of common stock, pursuant to Rule 416 under the Securities Act of 1933, as amended, that may be issued to prevent dilution from stock splits, stock dividends or similar transactions that could affect the shares to be offered by selling stockholders.

(2)	Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(c) of the Securities Act, based on the average of the high and low prices of the common stock of the registrant as reported on The NASDAQ Capital Market on July 3, 2017.

(3)	Represents shares issuable upon conversion of shares of Series C Convertible Preferred Stock, with each share of Series C Convertible Preferred Stock having a stated value of $1,000 per share and a fixed conversion price into shares of common stock of $3.00 per share.

(4)	Represents shares issuable upon exercise of Common Stock Warrants, at a fixed exercise price of $3.00 per share.

(5)	Represents shares issuable upon exercise of Placement Agent Warrants, at a fixed exercise price of $3.30 per share.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. The selling stockholders named in this prospectus may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and the selling stockholders named in this prospectus are not soliciting offers to buy these securities in any jurisdiction where the offer or sale is not permitted.

Subject to completion, dated July 6, 2017

PRELIMINARY PROSPECTUS

MAGNEGAS CORPORATION

3,358,334 Shares of Common Stock

This prospectus relates to the resale by the selling stockholders identified in this prospectus of up to 25,000 shares of our common stock that are issuable upon the conversion of our Series C Convertible Preferred Stock, up to 2,916,667 shares of common stock that are issuable upon the exercise of outstanding common stock warrants and 416,667 shares of common stock that are issuable upon the exercise of outstanding placement agent warrants, all of which were issued to the selling stockholders in connection with a private placement completed on June 15, 2017.

We are not selling any shares of common stock and will not receive any proceeds from the sale of the shares under this prospectus. Upon the exercise of the common stock warrants for 2,916,667 shares of our common stock by payment of cash, we will receive the exercise price of the warrants, which is $3.00 per share, or an aggregate of approximately $8,750,001. In addition, upon the exercise of the placement agent warrants for 416,667 shares of our common stock by payment of cash, we will receive the exercise price of the warrants, which is $3.30 per share, or an aggregate of approximately $1,375,001.

We have agreed to bear all of the expenses incurred in connection with the registration of these shares. The selling stockholders will pay or assume brokerage commissions and similar charges, if any, incurred for the sale of shares of our common stock.

The selling stockholders identified in this prospectus, or their pledgees, donees, transferees or other successors-in-interest, may offer the shares from time to time through public or private transactions at prevailing market prices, at prices related to prevailing market prices or at privately negotiated prices. For additional information on the methods of sale that may be used by the selling stockholders, see the section entitled “Plan of Distribution” on page 8 of this prospectus. For a list of the selling stockholders, see the section entitled “Selling Stockholders” on page 5 of this prospectus.

We may amend or supplement this prospectus from time to time by filing amendments or supplements as required. You should read the entire prospectus and any amendments or supplements carefully before you make your investment decision.

Our common stock is listed on the NASDAQ Capital Market under the symbol “MNGA.” On July 3, 2017, the last reported sale price of our common stock on the NASDAQ Capital Market was $1.25 per share.

We are an emerging growth company, as defined in Section 2(a) of the Securities Act of 1933.

Investing in the securities involves a high degree of risk. See “Risk Factors” beginning on page 4 of this prospectus and in the documents to be filed with the Securities and Exchange Commission that are incorporated by reference in this prospectus before making a decision to purchase our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is                     , 2017.

You should rely only on the information contained in or incorporated by reference into this prospectus. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. Neither we nor the selling stockholders will make an offer to sell these securities in any jurisdiction where the offer or sale is not permitted.

You should assume that the information appearing in this prospectus is accurate as of the date on its cover, and that any information incorporated by reference is accurate only as of the date of the document incorporated by reference, unless we indicate otherwise. Our business, financial condition, results of operations and prospects may have changed since those dates.

PROSPECTUS SUMMARY

This summary does not contain all the information that you should consider before investing in our securities. You should carefully read the entire prospectus and the documents incorporated by reference herein, including “Risk Factors” and the consolidated financial statements and related notes, before making an investment decision. All references to “we,” “us,” “our,” and the “company” mean MagneGas Corporation and its subsidiaries.

Our Company

MagneGas Corporation is a technology company that utilizes a plasma based system for the gasification and sterilization of liquid waste. A byproduct of our process is a hydrogen based fuel that we sell for metal cutting as an alternative to acetylene, or MagneGas2®. In addition, we are developing the use of our fuel for co-combustion with hydrocarbon fuels to reduce emissions. We also market, for sale or licensure, our proprietary plasma arc technology for the processing of liquid waste, or the Plasma Arc Flow® System”. We have established a retail and distribution platform to sell our fuel for use in the metalworking industries; we have developed a global network of brokers to sell our system for processing liquid waste and we are testing our fuel through a third party laboratory for use in the reduction of coal emissions. Additionally, we intend to acquire complementary gas distribution businesses in order to become a larger distributor of MagneGas2®, other industrial gases and related equipment.

In October of 2014, we purchased Equipment Sales and Services, Inc., or ESSI, for $3 million cash. ESSI is a full line seller of industrial gases and equipment for the welding and metal cutting industries. Since acquiring ESSI, we have opened three additional retail locations and distribute our proprietary MagneGas2® product as well as other gases and welding supplies through ESSI, our wholly owned subsidiary.

On February 1, 2017, we formed two wholly owned subsidiaries in the State of Delaware called MagneGas Energy Solutions, LLC and MagneGas Welding Supply, LLC, respectively.

On March 3, 2017, we formed three wholly owned subsidiaries in the State of Delaware called MagneGas Real Estate Holdings, LLC, MagneGas IP, LLC and MagneGas Production, LLC, respectively.

Products

We currently sell three products: (i) our proprietary fuel, MagneGas2®, for the metal working industry, (ii) a fully portable, all-in-one metal cutting torch system, used primarily in the firefighting industry, known as MagneTote and (iii) the machines that produce MagneGas2®, known as Plasma Arc Flow® refineries. In addition, we sell metal cutting fuels and ancillary products through ESSI. While our original fuel for the metal working industry was known as MagneGas®, we started selling MagneGas2® in July 2014 and stopped selling MagneGas® in March 2015.

Strategy

We are pursuing three major market segments:

•	industrial gas sales;

•	equipment sales for liquid waste processing; and

•	use of MagneGas2® for the co-combustion of hydro-carbon fuels to reduce emissions

Convertible Preferred Financing

On June 15, 2017, we closed a private placement financing, or the June Private Placement, in which we sold shares of Series C Convertible Preferred Stock, Warrants to Purchase Series C Convertible Preferred Stock and Warrants to Purchase Common Stock, for a total gross purchase price of up to $25,000,000. At the closing, we issued to the investors a total of 75 shares of Series C Convertible Preferred Stock at a purchase price of $900 per share. The Series C Convertible Preferred Stock has an initial conversion price equal to $3.00 per share. We also issued to the investors warrants to purchase up to 24,925 shares of Series C Convertible Preferred Stock at an exercise price of $900 per share. The aggregate of 25,000 shares of Series C Convertible Preferred Stock will be initially convertible into an aggregate of 8,333,334 shares of common stock. We also issued to the investors warrants to purchase up to 2,916,667 shares of common stock at an exercise price of $3.00 per share. Finally, we issued to the placement agent for the June Private Placement, as partial compensation, placement agent warrants to purchase up to 416,667 shares of common stock at an exercise price of $3.30 per share.

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Reverse Stock Split

On May 19, 2017, we completed a one-for-ten reverse stock split of our issued and outstanding shares of common stock, par value $0.001 per share, which we refer to as the Reverse Stock Split. At that time, every ten shares of our issued and outstanding common stock were automatically combined into one issued and outstanding share of our common stock. No fractional shares were issued in connection with the Reverse Stock Split. All historical share and share-related information presented in this prospectus gives effect to the Reverse Stock Split.

Corporate Information

MagneGas Corporation was organized under the laws of the State of Delaware on December 9, 2005. Our principal office is located at 11885 44th Street North, Clearwater, Florida 33762 and its telephone number is (727) 934-3448.

We file Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, and other items with the Securities and Exchange Commission, or the SEC. We provide access free of charge to all of these SEC filings, as soon as reasonably practicable after filing, on our internet site located at www.magnegas.com. The information on our website is not incorporated by reference into this prospectus and should not be considered to be part of this prospectus.

We qualify as an "emerging growth company" as defined in the Jumpstart Our Business Startups Act of 2012, or the JOBS Act. As an emerging growth company, we may take advantage of specified reduced disclosure and other requirements that are otherwise applicable generally to public companies, including:

•	reduced disclosure about our executive compensation arrangements;

•	exemption from the requirements to hold non-binding advisory votes on executive compensation and golden parachute payments; and

•	exemption from the auditor attestation requirement in the assessment of our internal control over financial reporting.

We may take advantage of these exemptions up until such time that we are no longer an emerging growth company. We may choose to take advantage of some, but not all, of the available exemptions. We have taken advantage of certain reduced reporting obligations in this prospectus. Accordingly, the information contained herein may be different than the information you receive from other public companies in which you hold stock.

In addition, the JOBS Act provides that an emerging growth company can take advantage of an extended transition period for complying with new or revised accounting standards. This allows an emerging growth company to delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We have not elected to avail ourselves of this exemption and, therefore, while we are an emerging growth company we will be subject to new or revised accounting standards at the same time that they become applicable to other public companies that are not emerging growth companies.

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The Offering

Common stock offered by the selling stockholders

Up to 3,358,334 shares, including 25,000 shares of our common stock issuable upon conversion of shares of our Series C Convertible Preferred Stock having a conversion price of $3.00 per share, 2,916,667 shares of common stock that are issuable upon the exercise of common stock warrants having an exercise price of $3.00 per share, and 416,667 shares of common stock that are issuable upon the exercise of placement agent warrants having an exercise price of $3.30 per share.

Common stock outstanding	6,846,641 shares
Use of proceeds

We will not receive any proceeds from the sale of shares in this offering, but we will receive the exercise price of the common stock warrants at the time of exercise, which is $3.00 per share, and the placement agent warrants at the time of exercise, which is $3.30 per share.

Risk Factors	You should read the “Risk Factors” section of this prospectus for a discussion of factors to consider carefully before deciding to invest in shares of our common stock.
NASDAQ Capital Market symbol	MNGA

The number of shares of our common stock outstanding is based on 6,846,641 shares of our common stock outstanding as of June 29, 2017 and excludes the following (in each case, as of June 29, 2017):

•	238,100 shares issuable upon the exercise of options;

•	200,000 shares of our common stock issuable upon conversion of shares of our Series B Convertible Preferred Stock;

•	276,334 shares of our common stock issuable upon conversion of senior convertible debentures;

•	2,916,667 shares of common stock that are issuable upon the exercise of common stock warrants issued in the June Private Placement;

•	416,667 shares of common stock that are issuable upon the exercise of placement agent warrants issued in the June Private Placement;

•	25,000 shares of our common stock issuable upon conversion of shares of our Series C Convertible Preferred Stock issued in the June Private Placement; and

•	8,308,334 shares of our common stock issuable upon conversion of shares of our Series C Convertible Preferred Stock that are issuable upon exercise of preferred stock warrants issued in the June Private Placement.

Unless otherwise indicated, all information in this prospectus assumes no exercise of the outstanding options and warrants, and no conversion of the outstanding convertible debentures, Series B Convertible Preferred Stock, and Series C Convertible Preferred Stock described above.

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RISK FACTORS

An investment in our common stock involves significant risks. You should carefully consider and evaluate all of the information included and incorporated by reference in this prospectus, including the risk factors incorporated herein by reference from “Item 1A. Risk Factors” of our Annual Report on Form 10-K for the year ended December 31, 2016, which was filed with the SEC on March 31, 2017, and as further updated by our subsequent Exchange Act filings we file with the SEC after the filing of the registration statement of which this prospectus is a part and that are, in each case, incorporated by reference herein. Any of these risks could materially and adversely affect our business, results of operations and financial condition, which in turn could materially and adversely affect the price of our common stock and the value of your investment in our common stock.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus (including any documents incorporated by reference herein) contains statements with respect to us which constitute ‘‘forward-looking statements’’ within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and are intended to be covered by the ‘‘safe harbor’’ created by those sections. Forward-looking statements, which are based on certain assumptions and reflect our plans, estimates and beliefs, can generally be identified by the use of forward-looking terms such as “believes,” “expects,” “may,” “will,” “should,” “could,” “seek,” “intends,” “plans,” “estimates,” “anticipates” or other comparable terms. These forward looking statements include, but are not limited to, statements concerning future events, our future financial performance, business strategy and plans and objectives of management for future operations. Our actual results could differ materially from those discussed in the forward-looking statements. Factors that could cause or contribute to these differences include those discussed in “Risk Factors” in the documents incorporated by reference herein.

We caution readers not to place undue reliance upon any such forward-looking statements, which speak only as of the date they are made. We disclaim any obligation, except as specifically required by law and the rules of the Securities and Exchange Commission, to publicly update or revise any such statements to reflect any change in company expectations or in events, conditions or circumstances on which any such statements may be based, or that may affect the likelihood that actual results will differ from those set forth in the forward-looking statements.

You should read this prospectus and the documents that we incorporate by reference herein and have filed as exhibits to the registration statement, of which this prospectus is part, completely and with the understanding that our actual future results may be materially different from what we expect. You should assume that the information appearing in this prospectus is accurate as of the date on the cover of this prospectus only. Our business, financial condition, results of operations and prospects may change. We may not update these forward-looking statements, even though our situation may change in the future, unless we have obligations under the federal securities laws to update and disclose material developments related to previously disclosed information. We qualify all of the information presented in this prospectus, and particularly our forward-looking statements, by these cautionary statements.

USE OF PROCEEDS

We are filing the registration statement of which this prospectus is a part to permit holders of the shares of our Series C Convertible Preferred Stock, Common Stock Warrants and Placement Agent Warrants described in the section entitled “Selling Stockholders” to resell such shares of our common stock issuable upon the conversion of our Series C Convertible Preferred Stock or exercise of the Common Stock Warrants and Placement Agent Warrants. We will not receive any proceeds from the resale of any shares of common stock offered by this prospectus by the selling stockholders. Upon the exercise of the Common Stock Warrants for 2,916,667 shares of our common stock by payment of cash, we will receive the exercise price of the warrants, which is $3.00 per share, or an aggregate of approximately $8,750,001. In addition, upon the exercise of the Placement Agent Warrants for 416,667 shares of our common stock by payment of cash, we will receive the exercise price of the warrants, which is $3.30 per share, or an aggregate of approximately $1,375,001.

The Common Stock Warrants and Placement Agent Warrants will not, upon the effectiveness (and continued effectiveness) of the registration statement of which this prospectus is a part, be eligible for cashless-exercise treatment. We plan to use any cash received from the exercise of the Common Stock Warrants and Placement Agent Warrants for general corporate purposes. General corporate purposes may include providing working capital, funding capital expenditures, or paying for acquisitions. We currently do not have any arrangements or agreements for any acquisitions. We cannot precisely estimate the allocation of the proceeds from any exercise of the warrants for cash. Accordingly, in the event the warrants are exercised for cash, our management will have broad discretion in the application of the proceeds of such exercises. Pending the use of proceeds, we intend to invest the proceeds of any warrant for cash exercise in certificates of deposit or direct or guaranteed obligations of the U.S. government. There is no assurance that the warrants will ever be exercised for cash.

The selling stockholders will pay any underwriting discounts and commissions and expenses incurred by such selling stockholders for brokerage, accounting, tax or legal services or any other expenses incurred by such selling stockholders in disposing of the shares. We will bear all other costs, fees and expenses incurred in effecting the registration of the shares covered by this prospectus, including, without limitation, all registration and filing fees, NASDAQ Capital Market listing fees and fees and expenses of our counsel and our auditors.

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SELLING STOCKHOLDERS

The common stock being offered by the selling stockholders are those issuable to the selling stockholders upon conversion of the Series C Convertible Preferred Stock, upon exercise of the Common Stock Warrants and upon exercise of the Placement Agent Warrants. We are registering the shares of common stock in order to permit the selling stockholders to offer the shares for resale from time to time. Except for the sale and issuance of the Series C Convertible Preferred Stock, Common Stock Warrants and Placement Agent Warrants, the selling stockholders have not had any material relationship with us within the past three years, other than the Placement Agent Warrants which were issued to Maxim Group LLC and its designees, which served as the placement agent for the June Private Placement. Maxim Group LLC is registered under the Exchange Act as a broker-dealer. Other than Maxim Group LLC, to our knowledge, none of the selling stockholders listed below are broker-dealers or affiliates of broker-dealers.

The table below lists the selling stockholders and other information regarding the beneficial ownership of the shares of common stock by each of the selling stockholders. The second column lists the number of shares of common stock beneficially owned by each selling stockholders, based on its ownership of shares of common stock, Series C Convertible Preferred Stock, Common Stock Warrants and Placement Agent Warrants, as of the closing date of the June Private Placement, assuming exercise of the Common Stock Warrants and Placement Agent Warrants and conversion of the Series C Convertible Preferred Stock (including the Series C Convertible Preferred Stock issuable upon preferred stock warrants issued in the June Private Placement) held by the selling stockholders on that date, without regard to any limitations on conversions or exercises.

The third column lists the shares of common stock being offered by this prospectus by the selling stockholders.

Any selling stockholders who are broker-dealers or affiliates of broker-dealers, and any participating broker-dealers, are deemed to be “underwriters” within the meaning of the Securities Act and any commissions or discounts given to any such selling stockholder or broker-dealer may be regarded as underwriting commissions or discounts under the Securities Act.

This prospectus generally covers the resale of the sum of (i) the maximum number of shares of common stock issuable upon exercise of the Common Stock Warrants, (ii) the maximum number of shares of common stock issuable upon exercise of the Placement Agent Warrants and (iii) the maximum number of shares of common stock issuable upon conversion of the shares of our Series C Convertible Preferred Stock, each as of the trading day immediately preceding the applicable date of determination and all subject to adjustment, without regard to any limitations on the exercise of the warrants or conversion of the Series C Convertible Preferred Stock. The fourth column assumes the sale of all of the shares offered by the selling stockholders pursuant to this prospectus.

Until the date that our stockholders approve the June Private Placement, (i) the Certificate of Designation of Preferences, Rights and Limitations of Series C Convertible Preferred Stock prohibits the conversion of the Series C Convertible Preferred Stock as required by the rules and regulations of The NASDAQ Capital Market and (ii) the Common Stock Warrants and Placement Agent Warrants prohibit the exercise of such warrants as required by the rules and regulations of The NASDAQ Capital Market.

Under the terms of the Common Stock Warrants, Placement Agent Warrants and Series C Convertible Preferred Stock, certain of the selling stockholders, at their election, may not exercise or convert such securities to the extent such exercise or conversion would cause such selling stockholders, together with its affiliates and attribution parties, to beneficially own a number of shares of common stock which would exceed 4.99% of our then outstanding common stock following such exercise (subject to adjustment up to 9.99% upon the fulfillment of certain conditions), excluding for purposes of such determination shares of common stock issuable upon exercise of the warrants or conversion of preferred stock which have not been exercised or converted. The selling stockholders may sell all, some or none of their shares in this offering. See “Plan of Distribution.”

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Name of Selling Stockholder	Number of Shares of Common Stock Owned Prior to Offering(1)	Maximum Number of Shares of Common Stock to be Sold Pursuant to this Prospectus(1)	Number of Shares of Common Stock Owned After Offering(2)

Alto Opportunity Master Fund, SPC – Segregated Master Portfolio B (3)	11,250,001	2,941,667	8,308,334

Maxim Partners LLC (4)	416,667	416,667	0

(1)	Assumes the exercise for cash of all of the Common Stock Warrants at the exercise price of $3.00 per share and all of the Placement Agent Warrants at the exercise price of $3.30 per share, and conversion of all shares of our Series C Convertible Preferred Stock at the original conversion price of $3.00 per share, in each case irrespective of limitations on exercise or conversion, as applicable.

(2)	Represents the number of shares of common stock that will be beneficially owned by the selling stockholder after completion of this offering based on the assumptions that (i) all of the shares of common stock registered for resale by the registration statement of which this prospectus is a part will be sold and (ii) no other shares of common stock will be acquired or sold by the selling stockholder before completion of this offering. However, the selling stockholder may sell all, part or none of its shares of common stock offered pursuant to this prospectus and may sell all, part or none of its common stock pursuant to one or more exemptions from the registration provisions of the Securities Act.

(3)	Includes (i) 25,000 shares of common stock issuable upon conversion of shares of Series C Convertible Preferred Stock, (ii) 8,308,334 shares of common stock issuable upon conversion of shares of Series C Convertible Preferred Stock underlying preferred stock warrants and (ii) 2,916,667 shares of common stock issuable upon the exercise of Common Stock Warrants. Ayrton Capital LLC, the investment manager to Alto Opportunity Master Fund, SPC - Segregated Master Portfolio B, has discretionary authority to vote and dispose of the shares held by Alto Opportunity Master Fund, SPC - Segregated Master Portfolio B and may be deemed to be the beneficial owner of these shares. Waqas Khatri, in his capacity as Managing Member of Ayrton Capital LLC, may also be deemed to have investment discretion and voting power over the shares held by Alto Opportunity Master Fund, SPC - Segregated Master Portfolio B. Alto Opportunity Master Fund, SPC - Segregated Master Portfolio B and Mr. Khatri each disclaim any beneficial ownership of these shares. The address of Ayrton Capital LLC is 1180 Avenue of the Americas, Suite 842, New York, NY 10036.

(4)	Includes 416,667 shares of common stock issuable upon the exercise of Placement Agent Warrants. Maxim Partners LLC is an affiliate of Maxim Group, LLC, a registered broker dealer and the placement agent in the June Private Placement. Michael Rabinowitz has discretionary authority to vote and dispose of the shares of common stock held by Maxim Partners LLC and may be deemed to be the beneficial owner of these shares. Maxim Partners LLC did not acquire the warrants in the ordinary course of its business; rather its affiliate, Maxim Group LLC, acquired the warrants through its participation as placement agent in the June Private Placement.

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PLAN OF DISTRIBUTION

Each selling stockholder of the securities and any of their pledgees, assignees and successors-in-interest may, from time to time, sell any or all of their securities covered hereby on the principal trading market or any other stock exchange, market or trading facility on which the securities are traded or in private transactions. These sales may be at fixed or negotiated prices. A selling stockholder may use any one or more of the following methods when selling securities:

• ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

• block trades in which the broker-dealer will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;

• purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

• an exchange distribution in accordance with the rules of the applicable exchange;

• privately negotiated transactions;

• settlement of short sales;

• in transactions through broker-dealers that agree with the selling stockholders to sell a specified number of such securities at a stipulated price per security;

• through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

• a combination of any such methods of sale; or

• any other method permitted pursuant to applicable law.

The selling stockholders may also sell securities under Rule 144 or any other exemption from registration under the Securities Act, if available, rather than under this prospectus.

Broker-dealers engaged by the selling stockholders may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling stockholders (or, if any broker-dealer acts as agent for the purchaser of securities, from the purchaser) in amounts to be negotiated, but, except as set forth in a supplement to this prospectus, in the case of an agency transaction not in excess of a customary brokerage commission in compliance with FINRA Rule 2440; and in the case of a principal transaction a markup or markdown in compliance with FINRA IM-2440.

In connection with the sale of the securities or interests therein, the selling stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the securities in the course of hedging the positions they assume. The selling stockholders may also sell securities short and deliver these securities to close out their short positions, or loan or pledge the securities to broker-dealers that in turn may sell these securities. The selling stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or create one or more derivative securities which require the delivery to such broker-dealer or other financial institution of securities offered by this prospectus, which securities such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The selling stockholders and any broker-dealers or agents that are involved in selling the securities may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the securities purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. Each selling stockholder has informed us that it does not have any written or oral agreement or understanding, directly or indirectly, with any person to distribute the securities.

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We are required to pay certain fees and expenses incurred by us incident to the registration of the securities. We have agreed to indemnify the selling stockholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.

Because selling stockholders may be deemed to be “underwriters” within the meaning of the Securities Act, they will be subject to the prospectus delivery requirements of the Securities Act including Rule 172 thereunder. In addition, any securities covered by this prospectus which qualify for sale pursuant to Rule 144 under the Securities Act may be sold under Rule 144 rather than under this prospectus. The selling stockholders have advised us that there is no underwriter or coordinating broker acting in connection with the proposed sale of the resale securities by the selling stockholders.

We agreed to keep this prospectus effective until the earlier of (i) the date on which the securities may be resold by the selling stockholders without registration and without regard to any volume or manner-of-sale limitations by reason of Rule 144, without the requirement for us to be in compliance with the current public information under Rule 144 under the Securities Act or any other rule of similar effect or (ii) all of the securities have been sold pursuant to this prospectus or Rule 144 under the Securities Act or any other rule of similar effect. The resale securities will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states, the resale securities covered hereby may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the resale securities may not simultaneously engage in market making activities with respect to the common stock for the applicable restricted period, as defined in Regulation M, prior to the commencement of the distribution. In addition, the selling stockholders will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of the common stock by the selling stockholders or any other person. We will make copies of this prospectus available to the selling stockholders and have informed them of the need to deliver a copy of this prospectus to each purchaser at or prior to the time of the sale (including by compliance with Rule 172 under the Securities Act).

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LEGAL MATTERS

Certain legal matters with respect to the securities will be passed upon for us by Goodwin Procter LLP, New York, New York.

EXPERTS

The consolidated financial statements of MagneGas Corporation as of December 31, 2016 and for the year ended December 31, 2016 incorporated in this prospectus by reference to our Annual Report on Form 10-K for the year ended December 31, 2016, have been so incorporated on reliance on the report (which contains an explanatory paragraph relating to our ability to continue as a going concern as described in the notes to the consolidated financial statements) of Marcum LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

The consolidated financial statements of MagneGas Corporation as of December 31, 2015 and for the year ended December 31, 2015 incorporated in this prospectus by reference to our Annual Report on Form 10-K for the year ended December 31, 2016, have been so incorporated on reliance on the report of Stevenson & Company CPAS LLC, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

This prospectus is part of the registration statement on Form S-3 we filed with the SEC under the Securities Act of 1933, as amended, and does not contain all the information set forth in the registration statement. Whenever a reference is made in this prospectus to any of our contracts, agreements or other documents, the reference may not be complete, and you should refer to the exhibits that are a part of the registration statement or the exhibits to the reports or other documents incorporated by reference in this prospectus for a copy of such contract, agreement or other document.

Because we are subject to the information and reporting requirements of the Securities Exchange Act of 1934, as amended, we file annual, quarterly and special reports, and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at http://www.sec.gov or on our website at http://www.magnegas.com.

The website addresses referenced herein are not intended to function as hyperlinks, and the information contained in our website and in the SEC's website is not incorporated by reference into this prospectus and should not be considered to be part of this prospectus.

In addition, the public may read and copy any materials we file with the SEC at the SEC’s Public Reference Room at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330.

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INFORMATION INCORPORATED BY REFERENCE

The SEC allows us to incorporate by reference the information we file with it, which means that we can disclose important information to you by referring you to those documents. Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus. Any information that we file with the SEC after the date of the initial registration statement of which this prospectus forms a part and prior to effectiveness of the registration statement will automatically update and supersede the information contained in this prospectus. This prospectus incorporates by reference our documents listed below and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act until all of the securities are sold:

•	Our Annual Report on Form 10-K for the year ended December 31, 2016, filed with the SEC on March 31, 2017.

•	Our Quarterly Report on Form 10-Q for the quarter ended March 31, 2017, filed with the SEC on May 15, 2017.

•	Our Current Reports on Form 8-K and Form 8-K/A, filed with the SEC on January 5, 2017, February 3, 2017, May 9, 2017, May 11, 2017, May 17, 2017, May 22, 2017, May 25, 2017, June 8, 2017, June 12, 2017, June 13, 2017, June 14, 2017, June 19, 2017, June 20, 2017 (Form 8-K/A only), and June 21, 2017.

•	Our definitive proxy statement on Schedule 14A filed with the SEC on April 21, 2017.

•	Our definitive information statement on Schedule 14C filed with the SEC on June 7, 2017.

•	Our definitive information statement on Schedule 14C filed with the SEC on July 3, 2017.

Notwithstanding the foregoing, we are not incorporating any document or portion thereof or information deemed to have been furnished and not filed in accordance with SEC rules.

You may request a free copy of the above mentioned filings or any subsequent filings we incorporate by reference to this prospectus by writing or telephoning us at the following address: MagneGas Corporation, 11885 44th Street North, Clearwater, FL 33762, (727) 934-3448.

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PART II— INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

The following table sets forth the fees and expenses payable by the Company in connection with the sale of the securities being registered hereby. All amounts shown are estimates except the SEC registration fee. All of these fees and expenses will be borne by the Company.

Securities and Exchange Commission Registration Fee	$490
Accounting Fees and Expenses	10,000
Legal Fees and Expenses	25,000
Miscellaneous Expenses	4,510
Total	$40,000

Item 15. Indemnification of Directors and Officers.

The Delaware General Corporation Law and our certificate of incorporation and by-laws provide for indemnification of our directors and officers for liabilities and expenses that they may incur in such capacities. In general, directors and officers are indemnified with respect to actions taken in good faith in a manner reasonably believed to be in, or not opposed to, the best interests of the registrant and, with respect to any criminal action or proceeding, actions that the indemnitee had no reasonable cause to believe were unlawful.

Our certificate of incorporation provides that no director shall be personally liable to us or to our stockholders for monetary damages for breach of fiduciary duty as a director, except that the limitation shall not eliminate or limit liability to the extent that the elimination or limitation of such liability is not permitted by the Delaware General Corporation Law as the same exists or may hereafter be amended.

Our by-laws further provide for the indemnification of our directors and officers to the fullest extent permitted by Section 145 of the Delaware General Corporation Law, including circumstances in which indemnification is otherwise discretionary. A principal effect of these provisions is to limit or eliminate the potential liability of our directors for monetary damages arising from breaches of their duty of care, subject to certain exceptions. These provisions may also shield directors from liability under federal and state securities laws.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers, and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment of expenses incurred or paid by a director, officer or controlling person in a successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to the court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

We maintain a general liability insurance policy that covers certain liabilities of directors and officers of our corporation arising out of claims based on acts or omissions in their capacities as directors or officers.

Item 16.    Exhibits and Financial Statement Schedules.

(a)       Exhibits.

The exhibits to the registration statement for this offering are listed in the Exhibit Index attached hereto and incorporated by reference herein.

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(b)       Financial Statement Schedules.

No financial statement schedules have been submitted because they are not required or are not applicable or because the information required is included in the consolidated financial statements or the notes thereto.

Item 17.    Undertakings.

        (a)        The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

i. To include any prospectus required by section 10(a)(3) of the Securities Act;

ii. To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

iii. To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

Provided however, that paragraphs (1)(i), (1)(ii) and (1)(iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to section 13 or section 15(d) of the Exchange Act that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act to any purchaser:

(i) each prospectus filed pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

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(ii) each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Clearwater, State of Florida, on July 6, 2017.

MAGNEGAS CORPORATION

By:	/s/ Ermanno Santilli
Ermanno Santilli
Chief Executive Officer (Principal Executive Officer)

We, the undersigned officers and directors of MagneGas Corporation, hereby severally constitute and appoint Ermanno Santilli and Scott Mahoney, and each of them singly (with full power to each of them to act alone), as our true and lawful attorneys-in-fact and agents, with full power of substitution and re-substitution in each of them for him and in his name, place and stead, and in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement (and any other registration statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933), and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as full to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

          Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities held on the dates indicated.

Signature	Title	Date

/s/ ERMANNO SANTILLI Ermanno Santilli	Chief Executive Officer and Director (Principal Executive Officer)	July 6, 2017
/s/ SCOTT MAHONEY Scott Mahoney	Chief Financial Officer and Secretary (Principal Financial and Accounting Officer)	July 6, 2017
/s/ ROBERT DINGESS Robert Dingess	Director	July 6, 2017
/s/LUISA INGARGIOLA Luisa Ingargiola	Director	July 6, 2017
/s/ CARLA SANTILLI Carla Santilli	Director	July 6, 2017
/s/ KEVIN POLLACK Kevin Pollack	Director	July 6, 2017
/s/ WILLIAM STAUNTON William Staunton	Director	July 6, 2017
/s/ JOE STONE Joe Stone	Director	July 6, 2017
/s/ CHRISTOPHER HUNTINGTON Christopher Huntington	Director	July 6, 2017

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EXHIBIT INDEX

Exhibit Number	Description
3.1	Amended and Restated Certificate of Incorporation of MagneGas Corporation (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed on June 19, 2017).
3.2	Certificate of Designations for Series C Convertible Preferred Stock of MagneGas Corporation (incorporated by reference to Exhibit 3.2 to the Registrant’s Current Report on Form 8-K filed on June 19, 2017).
3.3	Bylaws of MagneGas Corporation (incorporated by reference to Exhibit 3.2 to the Registrant’s Registration Statement on Form 10SB filed on April 3, 2006).
3.4	Amendment No. 1 to Bylaws of MagneGas Corporation (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed on September 29, 2016).
4.1	Form of Warrant to Purchase Series C Convertible Preferred Stock of MagneGas Corporation (incorporated by reference to Exhibit 10.2 to the Registrant’s Current Report on Form 8-K filed on June 12, 2017).
4.2	Form of Warrant to Purchase Common Stock of MagneGas Corporation (incorporated by reference to Exhibit 10.3 to the Registrant’s Current Report on Form 8-K filed on June 12, 2017).
4.3	Form of Placement Agent Warrant of MagneGas Corporation (incorporated by reference to Exhibit 10.1 to the Registrant’s Current Report on Form 8-K filed on June 19, 2017).
5.1	Opinion of Goodwin Procter LLP.
10.1	Securities Purchase Agreement dated June 12, 2017, by and among MagneGas Corporation and the buyers identified on the signature pages thereto (incorporated by reference to Exhibit 10.1 to the Registrant’s Current Report on Form 8-K filed on June 12, 2017).
10.2	Form of Registration Rights Agreement by and among MagneGas Corporation and the buyers identified on the signature pages thereto (incorporated by reference to Exhibit 10.4 to the Registrant’s Current Report on Form 8-K filed on June 12, 2017).
21.1	List of Subsidiaries
23.1	Consent of Marcum LLP, an independent registered public accounting firm.
23.2	Consent of Stevenson & Company CPAS LLC, an independent registered public accounting firm.
23.3	Consent of Goodwin Procter LLP (included in the opinion filed as Exhibit 5.1)
24.1	Power of Attorney (incorporated by reference to the signature page of this Registration Statement).

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